As filed with the Securities and Exchange Commission on September 1, 2015

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	04-2680009
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

176 South Street Hopkinton, Massachusetts (Address of Principal Executive Offices)	01748 (Zip Code)

EMC Corporation Amended and Restated 2003 Stock Plan
EMC Corporation 401(k) Savings Plan
(Full title of the plan(s))

Paul T. Dacier, Esq.
Executive Vice President and General Counsel
EMC Corporation
176 South Street
Hopkinton, Massachusetts 01748
(Name and address of agent for service)

(508) 435-1000
(Telephone number, including area code, for Agent for Service)
________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	42,148,239	$23.61	$995,119,922.79	$115,632.94
________________

(1)
This Registration Statement covers (a) 40,148,239 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant that may be issued pursuant to awards granted under the EMC Corporation Amended and Restated 2003 Stock Plan and (b) 2,000,000 shares of Common Stock that may be issued pursuant to the employer stock fund under the EMC Corporation 401(k) Savings Plan, as amended. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 25, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (a) 40,148,239 shares of the Registrant’s Common Stock that may be issued pursuant to awards granted under the EMC Corporation Amended and Restated 2003 Stock Plan (the “2003 Plan”) and (b) 2,000,000 shares of the Registrant’s Common Stock that may be issued pursuant to the employer stock fund under the EMC Corporation 401(k) Savings Plan, as amended (the “401(k) Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 concerning (a) the 2003 Plan on May 7, 2003 (File No. 333-105057), October 19, 2004 (File No. 333-119831), July 27, 2005 (File No. 333-126927), June 18, 2007 (File No. 333-143855), October 1, 2007 (File No. 333-146417), March 31, 2008 (File No. 333-149986), June 18, 2009 (File No. 333-160062), June 9, 2011 (File No. 333-174802) and June 19, 2013 (File No. 333-189461) and (b) the 401(k) Plan on June 19, 1998 (File No. 333-57263), March 28, 2003 (File No. 333-104114), July 16, 2008 (File No. 333-152368), August 13, 2010 (File No. 333-168840) and October 22, 2012 (File No. 333-184535) are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Commission on February 27, 2015;

(b)
the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, as filed with the Commission on May 4, 2015 and for the quarter ended June 30, 2015, as filed with the Commission on August 5, 2015;

(c)
the Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 12, 2015 (File No. 001-09853, Film No. 15520665), January 29, 2015 (File No. 001-09853; Film No. 15556721) (solely with respect to Item 2.05), March 23, 2013 (File No. 001-09853; Film No. 15719256), May 1, 2015 (File No. 001-09853; Film No. 15824317), May 26, 2015 (File No. 001-09853; Film No. 15888152), July 9, 2015 (File No. 001-09853; Film No. 15981626), and amended Current Report on Form 8-K/A as filed with the Commission on May 8, 2015 (File No. 001-09853; Film No. 15846425); and

(d)
the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 8.     Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on September 1, 2015.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, David I. Goulden and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 1, 2015.

Signatures	Title

/s/ Joseph M. Tucci	Chairman and Chief Executive Officer
Joseph M. Tucci	(Principal Executive Officer)

/s/ Zane C. Rowe	Executive Vice President and Chief Financial Officer
Zane C. Rowe	(Principal Financial Officer)

/s/ Denis G. Cashman	Chief Financial Officer, EMC Information Infrastructure and Chief Accounting Officer
Denis G. Cashman	(Principal Accounting Officer)

/s/ José E. Almeida	Director
José E. Almeida

/s/ Michael W. Brown	Director
Michael W. Brown

/s/ Donald J. Carty	Director
Donald J. Carty

[Signature page to Registration Statement on Form S-8]

/s/ Randolph L. Cowen	Director
Randolph L. Cowen

/s/ James S. DiStasio	Director
James S. DiStasio

/s/ John R. Egan	Director
John R. Egan

/s/ William D. Green	Director
William D. Green

/s/ Edmund F. Kelly	Director
Edmund F. Kelly

/s/ Judith A. Miscik	Director
Judith A. Miscik

/s/ Paul Sagan	Director
Paul Sagan

/s/ David N. Strohm	Director
David N. Strohm

[Signature page to Registration Statement on Form S-8]

EXHIBIT INDEX

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).